Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation herein by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-255523) of ACRES Commercial Realty Corp.,

(2) Registration Statement (Form S-3 No. 333-278433) of ACRES Commercial Realty Corp.,

(3) Registration Statement (Form S-8 No. 333-151622) pertaining to the Resource Capital Corp. 2007 Omnibus Equity Compensation Plan,

(4) Registration Statement (Form S-8 No. 333-176448) pertaining to the Resource Capital Corp. Amended and Restated 2007 Omnibus Equity Compensation Plan,

(5) Registration Statement (Form S-8 No. 333-200133) pertaining to the Resource Capital Corp. Amended and Restated Omnibus Equity Compensation Plan,

(6) Registration Statement (Form S-8 No. 333- 232371) pertaining to the Exantas Capital Corp. Second Amended and Restated Omnibus Equity Compensation Plan,

(7) Registration Statement (Form S-8 No. 333- 257901) pertaining to the ACRES Commercial Realty Corp. Third Amended and Restated Omnibus Equity Compensation Plan, and

(8) Registration Statement (Form S-8 No. 333- 297321) pertaining to the ACRES Commercial Realty Corp. 2026 Omnibus Equity Compensation Plan;

of our report dated March 31, 2026, relating to the consolidated financial statements of ACRES Capital Corp. as of and for the years ended December 31, 2025 and 2024 appearing in this Current Report on Form 8-K of ACRES Commercial Realty Corp.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 6, 2026